Exhibit 99.1

Jay S. Sidhu Given Additional Post of Executive Chairman of Atlantic Coast Bank

WAYCROSS, Ga.--(BUSINESS WIRE)--September 2, 2010--Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, with offices in northeastern Florida and southeastern Georgia, today announced that the Bank's Board of Directors has appointed Jay S. Sidhu as the Bank's Executive Chairman. Sidhu was named Executive Chairman of the Bank's holding company, Atlantic Coast Federal Corporation, in May 2010, and his new, broader responsibilities at the Bank level parallel the management structure established for Atlantic Coast Federal Corporation.

As Executive Chairman, Sidhu succeeds former Chairman Charles E. Martin, Jr., who remains on the Bank's Board of Directors and is the lead independent director on the Board for Atlantic Coast Federal Corporation and Atlantic Coast Bank. Robert Larison, President and Chief Executive Officer of Atlantic Coast Bank, will now report to Sidhu.

Commenting on Sidhu's appointment, Martin said, "We are delighted that Jay has accepted this additional role with Atlantic Coast Bank. As the bank and its holding company raise additional capital, Jay is leading the way in developing and helping execute strategies to make Atlantic Coast Bank a stronger bank for our customers and the markets we serve."

Sidhu added, "With additional capital, we see significant opportunities for organic growth and possible acquisitions. I look forward to working with bank management and the Board in developing a world-class risk-management infrastructure and a strong foundation to enable it to take full advantage of growth prospects ahead. On behalf of the Bank, I also want to thank Eddy Martin for his many years of services as Chairman of the Bank's Board of Directors and the many other important roles he has played in its growth and development."

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. Today, Atlantic Coast Bank, with approximately $901 million in assets as of June 30, 2010, is a community-oriented financial institution. It serves northeastern Florida and southeastern Georgia through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to the securities to be offered in the second step offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Atlantic Coast Federal Corporation are participants in the solicitation of proxies in favor of the conversion from the stockholders of Atlantic Coast Federal Corporation. Information about the directors and executive officers of Atlantic Coast Federal Corporation is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

CONTACT:
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376